EXHIBIT 6

                         SINCLAIR BROADCAST GROUP, INC.
                               2000 W. 41st Street
                            Baltimore, Maryland 21211
                    Phone: (410) 467-4545 Fax: (410) 467-5043


                                November 23, 1998


Acrodyne Communications, Inc.
516 Township Line Road
Blue Bell, Pennsylvania 19422

Attn: Mr.  A.  Robert Mancuso

Dear Mr.  Mancuso:

     Reference is hereby made to that certain Subscription Agreement by and between Sinclair Broadcast Group, Inc. ("SBG") and Acrodyne Communications, Inc. (the "Company"), dated as of November 23, 1998 (the "Subscription Agreement"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms under the Subscription Agreement. This Letter Agreement is intended to be, and shall be, legally binding upon the parties hereto.

     The purpose of this Letter Agreement is to supplement certain provisions of the Subscription Agreement and to sent forth certain understandings with respect thereto, and shall be considered as part of the Subscription Agreement.

     1. ISSUANCE OF ADDITIONAL SHARES TO SBG. The capitalization of the Company and the Company's representations and warranties as to the capitalization of the Company are set forth in Schedule 4(d) and Section 4(d),respectively, of the Subscription Agreement. The Company believes that the representations and warranties set forth in Section 4(d) and Schedule 4(d) of the Subscription Agreement are true and correct. In the event, however, that it is determined that either the representations and warranties set forth in Section 4(d) or the capitalization schedule set forth on Schedule 4(d) are inaccurate to the extent they fail to reflect the total issued and outstanding common stock, stock options and warrants (such outstanding stock options and warrants collectively, the "Convertible Securities"), the Company hereby agrees to issue to SBG additional shares of common stock (or, if the inaccuracy is with respect to the Convertible Securities), warrants exercisable for common stock on substantially the same terms as the Anti-Dilution Warrant of the Company sufficient to reflect the parties' understanding as to the percentage ownership of the stock of the Company SBG is acquiring under the terms and conditions of the Subscription


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Acrdyne Communications, Inc.
November 23, 1998
Page 2 of 3

Agreement. The issuance to SBG of additional common stock or warrants, as the case mat be, pursuant to the terms of this Letter Agreement shall be without cost to SBG.

     Except as supplemented hereby, the Subscription Agreement and each of the Annexes, Schedules, Exhibits, Certificates or other documents thereof or delivered in connection therewith are affirmed and restated.

     If the foregoing accurately reflects your understanding and constitutes an agreement, please sign below, evidencing your acceptance and agreement with the foregoing, and return one copy of this Letter Agreement to the undersigned. This Letter Agreement may be signed in counterparts, all of which taken together shall constitute an instrument, and any of the parties hereto may execute this Letter Agreement by signing any such counterpart.


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                          SIGNATURES ON FOLLOWING PAGE]





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Acrdyne Communications, Inc.
November 23, 1998
Page 3 of 3

                                                  Very truly yours,

                                                  SINCLAIR BROADCAST GROUP, INC.

                                                  By: /s/ Patrick J. Talamantes
                                                     --------------------------
                                                  Name: Patrick J. Talamantes
                                                       ------------------------
                                                  Title: TREASURER
                                                        -----------------------

     The terms of the foregoing Letter Agreement are agreed to and accepted as of the date of this Letter Agreement:

                                                   ACRODYNE COMMUNICATIONS, INC.

                                                   By: /s/ A. Robert Mancuso
                                                      --------------------------
                                                   Name: A. Robert Mancuso,
                                                         Chairman and President